Exhibit 107.1

Calculation of Filing Fee Table

Form SF-3

(Form Type)

American Express Receivables Financing Corporation III LLC (Depositor)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Asset-Backed Certificates	457(s)(1)	(1)	100%	(1)	(1)	(1)

Fees Previously Paid	Asset-Backed Securities	Asset-Backed Certificates	457(o)	$1,000,000	100%	$1,000,000	$92.70 per million	$92.70

Carry Forward Securities

Carry Forward Securities	Asset-Backed Securities	Asset-Backed Certificates	415(a)(6)(2)	$1,949,384,000		$1,949,384,000			SF-3	333-228921 333-228921-01	March 26, 2019	$76,610.79

	Total Offering Amounts					(1)(2)		(2)

	Total Fees Previously Paid							(2)

	Total Fee Offsets							(2)

	Net Fee Due							(2)

(1)    An unspecified additional amount of securities is being registered as may from time to time be offered at unspecified prices. The registrant is deferring payment of all of the registration fees for such additional securities in accordance with Rules 456(c) and 457(s) of the Securities Act of 1933, as amended, until after the registrant offers and sells all carry forward securities.

(2)    Pursuant to Rule 415(a)(6) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the registrant is including the above carry forward securities in this registration statement. The registrant previously filed a registration statement on Form SF-3 (File Nos. 333-228921 and 333-228921-01) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which became effective on March 26, 2019. Pursuant to the Prior Registration Statement, there are $1,949,384,000 of unsold securities thereunder as of the date of this registration statement (the “Unsold Securities”). A filing fee of $76,610.79 was previously paid in connection with the Unsold Securities. In addition, $92.70 was paid in connection with the initial filing of this registration statement. The amount registered under the initial filing of this registration statement, together with the Unsold Securities under the Prior Registration Statement, results in $1,950,384,000, which is included in this registration statement.